Exhibit 21

Entity Name	Jurisdiction of Organization	Doing Business As
Actuated Controls Ltd.	United Kingdom
Anderson Barrows Benelux BV	Netherlands
Black Automatic Controls Ltd.	United Kingdom
Black Teknigas (Far East) Limited	Hong Kong
Black Teknigas Limited	United Kingdom
Core Industries Inc.	Nevada	FEBCO, Mueller Steam Specialty
Dormont Manufacturing Company	Pennsylvania
Electro Controls Ltd.	United Kingdom
Giuliani Anello S.r.l.	Italy
Gripp S.A.S.	France
Groupe ATS Expansion	France
HF Scientific, Inc.	Florida
Kim Olofsson Safe Corporation AB	Sweden
Orion Enterprises, Inc.	Kansas	Flo-Safe, Laboratory Enterprises, Orion Fittings
Philabel BV	Netherlands
Porquet S.A.S.	France
Stern Rubinetti S.r.l.	Italy
TEAM Precision Pipework, Ltd.	United Kingdom
Teknigas Ltd.	United Kingdom
Tianjin Tanggu Watts Valve Co., Ltd.	China
Tianjin Watts Valve Co. Ltd.	China
Watts (Ningbo) International Trading Co., Ltd.	China
Watts (Shanghai) Management Company Limited	China
Watts Belgium Holding Bvba	Belgium
Watts Drainage Products, Inc.	Delaware
Watts Electronics S.A.S.	France
Watts Europe Services BV	Netherlands
Watts France Holding S.A.S.	France
Watts Germany Holding GmbH	Germany
Watts Industries (Canada), Inc.	Ontario
Watts Industries Belgium Bvba	Belgium
Watts Industries Bulgaria EAD	Bulgaria
Watts Industries Deutschland GmbH	Germany
Watts Industries Europe BV	Netherlands
Watts Industries France S.A.S.	France
Watts Industries Iberica SA	Spain
Watts Industries Italia S.r.l.	Italy
Watts Industries Luxembourg	Luxembourg
Watts Industries Netherlands BV	Netherlands
Watts Industries Nordic AB	Sweden
Watts Industries Tunisia S.A.S.	Tunisia
Watts Industries U.K. Ltd.	United Kingdom
Watts Industries, Sp. Z.o.o.	Poland
Watts Instrumentation GmbH	Germany
Watts Intermes AG	Switzerland
Watts Intermes GmbH	Austria
Watts Intermes Srl	Italy
Watts Italy Holding S.r.l.	Italy
Watts Londa SpA	Italy
Watts Microflex NV	Belgium
Watts Plumbing Technologies (Taizhou) Co. Ltd.	China
Watts Premier, Inc.	Arizona
Watts Radiant, Inc.	Delaware

Watts Regulator Co.	Massachusetts	Savard Plumbing Company, Powers, Ames Fire & Waterworks
Watts Sea Tech, Inc.	Delaware	Sea Tech
Watts Sweden Holding AB	Sweden
Watts U.K. Ltd.	United Kingdom
Watts Valve (Changsha) Co., Ltd.	China
Watts Valve (Ningbo) Co., Ltd.	China
Watts Valve (Taizhou) Co., Ltd.	China
Watts Water Quality and Conditioning Products, Inc.	Delaware	Flowmatic Systems, Alamo Water Refiners, Topway Global
Webster Valve, Inc.	New Hampshire